Exhibit 99.2

ENGILITY HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

ENGILITY HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2014
(in thousands, except per share data)

	Historical	Historical	Pro Forma		Pro Forma
	ENGILITY	DRC (e)	Adjustments		Combined
Revenue	$338,824	$20,913	$—		$359,737
Costs and expenses
Cost of revenue	292,389	18,152	—		310,541
Selling, general and administrative expenses	26,750	9,983	(305)	(a)	27,072
			219	(b)
			(9,575)	(c)
Total costs and expenses	319,139	28,135	(9,661)		337,613
Operating loss	19,685	(7,222)	9,661		22,124
Interest expense, net	3,057	5,531	(5,531)	(a)	3,538
			481	(b)
Other loss, net	—	(30)	—		(30)
Income from continuing operations before income tax	16,628	(12,783)	14,711		18,556
Provision for income taxes	6,811	(4,543)	5,490	(d)	7,758
Net Income	$9,817	$(8,240)	$9,221		$10,798

Net income per share
Net income per share - basic	$0.58				$0.64
Net income per share - diluted	$0.55				$0.60

Weighted average number of shares outstanding
Basic	16,993				16,993
Diluted	17,894				17,894

The accompanying notes are an integral part of the unaudited pro forma combined financial information.

ENGILITY HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(in thousands, except per share data)

	Historical	Historical	Pro Forma		Pro Forma
	ENGILITY	DRC	Adjustments		Combined
Revenue	$1,407,372	$273,787	$—		$1,681,159
Costs and expenses
Cost of revenue	1,214,581	232,947	—		1,447,528
Selling, general and administrative expenses	84,635	26,599	(3,722)	(f)	111,468
			6,731	(g)
			(2,775)	(h)
Total costs and expenses	1,299,216	259,546	234		1,558,996
Operating loss	108,156	14,241	(234)		122,163
Interest expense, net	21,648	8,198	(8,198)	(f)	27,415
			5,767	(g)
Other income, net	793	362	—		1,155
Income from continuing operations before income tax	87,301	6,405	2,197		95,903
Provision for income taxes	32,584	3,097	820	(i)	36,501
Net Income	$54,717	$3,308	$1,377		$59,402

Net income per share
Net income per share - basic	$3.24				$3.52
Net income per share - diluted	$3.10				$3.36

Weighted average number of shares outstanding
Basic	16,873				16,873
Diluted	17,653				17,653

The accompanying notes are an integral part of the unaudited pro forma combined financial information.

ENGILITY HOLDINGS, INC.
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(in thousands, unless the context otherwise indicates)

On January 31, 2014, Engility completed the acquisition of DRC pursuant to a definitive agreement dated December 20, 2013. We paid $11.50 per share for DRC, for an aggregate purchase price of approximately $207 million in cash (including the retirement of approximately $86 million of indebtedness of DRC). As a result of the acquisition, DRC is now a wholly-owned subsidiary of Engility.
DRC is a leading provider of innovative management consulting, engineering, technical, information technology services and solutions to federal and state governments. Founded in 1955 and headquartered in Andover, Massachusetts, the Company had approximately 1,100 employees located throughout the United States as of December 31, 2013.
We acquired DRC to create a stronger, more efficient organization to support our customers with a wider range of specialized technology and mission expertise. This acquisition is consistent with our strategy to expand our addressable market, customer base and capabilities. In addition, it increases our access to additional key contract vehicles, adds scale to our business and diversifies our revenue base.
The unaudited pro forma combined statements of operations for the three months ended March 31, 2014 and for the year ended December 31, 2013 are presented as if the acquisition occurred on January 1, 2013. The unaudited pro forma combined statements of operations were prepared to illustrate the estimated effects of the acquisition of DRC by Engility.
The unaudited pro forma combined financial information is derived from the historical financial statements of Engility and DRC, adjusted to give effect to the acquisition and the financing transaction entered into in order to fund the acquisition. The unaudited pro forma combined financial information, including the notes thereto, should be read in conjunction with the historical financial statements of: Engility, which are included in its Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014; and the DRC Consolidated Financial Statements for the year ended December 31, 2013, included as the Exhibit 99.1 to this Current Report on Form 8-K.
The acquisition was effective January 31, 2014 (the "Effective Date"). Commencing January 31, 2014, DRC is included in Engility's financial position and results of operations. A pro forma combined balance sheet is not presented as DRC's balance sheet information in included in Engility's historical March 31, 2014 financial statements.
The acquisition is accounted for using the purchase method of accounting whereby the assets acquired and liabilities assumed as of the Effective Date, including identifiable intangible assets, are recorded at their estimated fair value. The excess of the consideration transferred over the fair value of the identifiable assets acquired and liabilities assumed is recognized as goodwill.
The pro forma adjustments are preliminary and have been made solely for informational purposes. The actual results reported by the combined company in periods following the acquisition may differ significantly from that reflected in the unaudited pro forma combined financial information for a number of reasons, including but not limited to cost savings from operating efficiencies, synergies and the impact of the incremental costs incurred in integrating the two companies. As a result, the pro forma combined financial information is not intended to represent and does not purport to be indicative of what the combined company’s results of operations would have been had the acquisition and related financing transactions been completed on the applicable date of this pro forma combined financial information. In addition, the pro forma combined financial information does not purport to project the future results of operations of the combined company.

ENGILITY HOLDINGS, INC.
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(in thousands, unless the context otherwise indicates)

Statements of Operations
For the Three Months Ended March 31, 2014

(a)	To eliminate historical DRC costs
	Selling, general and administrative expenses - intangible amortization	$(305)
	Interest expense	(5,531)

(b)	To record items related to acquisition of DRC

To record amortization expense on the identifiable intangible assets arising from the acquisition. A portion of the excess purchase price over the fair value of net assets acquired was allocated on a preliminary basis to customer relationships and backlog, which is estimated to be $46 million. With the assistance of an appraiser, the Company preliminarily estimates the useful lives for customer relationships and backlog to be 16 years and one year, respectively. Accordingly, these intangible assets are amortized using the straight-line method over their respective periods. The unaudited pro forma combined financial information for the three months ended March 31, 2014 presents DRC historical information for the month of January 2014. DRC's historical information after January 31, 2014 is included in Engility's financial information.
		$219
	To record interest expense ($462) and additional deferred financing fees ($19) on the approximate $207 million of debt incurred for the DRC acquisition. The unaudited pro forma combined financial information for the three months ended March 31, 2014 presents DRC historical information for the month of January 2014. DRC's historical information after January 31, 2014 is included in Engility's financial information.	481

The interest rates on the approximate $207 million of debt incurred for the acquisition are affected by changes in market interest rates. With every one-eighth of one percent (0.125%) fluctuation in the applicable interest rate of 2.96%, interest expense on our variable rate debt for the period would have fluctuated by $20 thousand.

(c)	To remove acquisition expenses
	DRC acquisition expenses	$(7,432)
	Engility acquisition expenses	(2,143)

(d)	To record income tax expense on pro forma adjustments. The effective tax rate used was 37.3%.	$5,490

(e)	DRC historical amounts for the month of January 2014. The post-acquisition period of February and March 2014 is included in the "Historical Engility" column.

ENGILITY HOLDINGS, INC.
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(in thousands, unless the context otherwise indicates)

Statements of Operations
For the Year Ended December 31, 2013

(f)	To eliminate historical DRC costs
	Selling, general and administrative expenses - intangible amortization	$(3,722)
	Interest expense	(8,198)

(g)	To record items related to acquisition of DRC
	To record amortization expense on the identifiable intangible assets arising from the acquisition. A portion of the excess purchase price over the fair value of net assets acquired was allocated on a preliminary basis to customer relationships and backlog, which is estimated to be $46 million. With the assistance of an appraiser, the Company preliminarily estimates the useful lives for customer relationships and backlog to be 16 years and one year, respectively. Accordingly, these intangible assets are amortized using the straight-line method over their respective periods.	$6,731
	To record interest expense ($5,543) and additional deferred financing fees ($224) on the approximate $207 million of debt incurred for the DRC acquisition.	5,767

The interest rates on the approximate $207 million of debt incurred for the acquisition are affected by changes in market interest rates. With every one-eighth of one percent (0.125%) fluctuation in the applicable interest rate of 2.96%, interest expense on our variable rate debt for the period would have fluctuated by $0.2 million.

(h)	To remove acquisition expenses
	DRC acquisition expenses	$(1,872)
	Engility acquisition expenses	(903)

(i)	To record income tax expense on pro forma adjustments. The effective tax rate used was 37.3%.	$820